Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statements give effect to the sale of OKON, Inc., which occurred March 8, 2005. The statements are derived from, and should be read in conjunction with, our historical financial statements and notes thereto, as presented in our Form 10-K for the year ended September 30, 2004 and our Form 10-Q for the three months ended December 31, 2004. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2004 assumes the sale of OKON, Inc. occurred on December 31, 2004. The unaudited pro forma condensed consolidated statements of operations for the three months ended December 31, 2004 and for the year ended September 30, 2004 give effect to the sale of OKON, Inc. as if it had occurred as of October 1, 2003. See description of Unaudited Pro Forma Adjustments following the Pro Forma Condensed Consolidated Financial Statements. The unaudited pro forma financial information is presented for illustrative purposes and is not designed to represent, and does not represent, what the financial position or operating results would have been had the sale of OKON, Inc. been completed as of the dates assumed, nor is it intended to project our future financial position or results of operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	For the Three Months Ended December 31, 2004
		Pro Forma Adjustments
	Historical	Elimination of OKON (a)	Other		Pro forma results
Assets
Cash	$1,312,978	$(3,760)	$1,700,000	b	$3,009,218
Accounts receivable	1,354,521	(203,516)	—		1,151,005
Other current assets	1,233,891	(310,161)	300,000	b	1,223,730

Total current assets	3,901,390	(517,437)	2,000,000		5,383,953

Property and equipment, net	3,737,326	(25,831)	—		3,711,495

Licensed technology	838,864	—	—		838,864
Goodwill	1,006,554	(839,841)	—		166,713
Deferred acquisition costs	1,203,061	—	—		1,203,061
Other assets	1,142,288	(6,226)	—		1,136,062

Total other assets	4,190,767	(846,067)	—		3,344,700

Total assets	$11,829,483	$(1,389,335)	$2,000,000		$12,440,148

Liabilities and Stockholders’ Equity
Accounts payable	$1,196,724	$(143,528)	$—		$1,053,196
Lines of credit payable	1,937,863	—	—		1,937,863
Current portion of long-term debt	1,973,250	—	—		1,973,250
Other current liabilities	1,483,343	(82,550)	135,000	b	1,535,793

Total current liabilities	6,591,180	(226,078)	135,000		6,500,102

Long-term debt less current portion	1,417,853	—	—		1,417,853
Long-term convertible debt to stockholders less current portion	817,876	—	—		817,876
Other long-term liabilities	66,054	—	—		66,054

Total long-term liabilities	2,301,783	—	—		2,301,783

Total liabilities	8,892,963	(226,078)	135,000		8,801,885

Total stockholders’ equity	2,936,520	(1,163,257)	1,865,000	b	3,638,263

Total liabilities and stockholders’ equity	$11,829,483	$(1,389,335)	$2,000,000		$12,440,148

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31, 2004
		Pro Forma Adjustments
	Historical	Elimination of OKON (a)	Other	Pro forma results
Revenues	$2,323,731	$(496,428)	$—	$1,827,303

Cost of sales	1,746,386	(256,354)	—	1,490,032

Gross profit	577,345	(240,074)	—	337,271

Operating expenses
General and administrative expense	1,682,956	(277,239)	—	1,405,717
Depreciation and amortization	113,153	(4,199)	—	108,954
Research and development	174,675	(6,250)	—	168,425

Total operating expenses	1,970,784	(287,688)	—	1,683,096

Loss from operations	(1,393,439)	47,614	—	(1,345,825)

Other income (expenses)
Interest expense	(689,123)	—	—	(689,123)
Other income (expenses)	(169,003)	—	—	(169,003)

Total other income (expense)	(858,126)	—	—	(858,126)

Loss applicable to common stockholders	$(2,251,565)	$47,614	$—	$(2,203,951)

Basic and diluted loss per common share	$(.025)			$(.024)

Basic and diluted weighted-average number of common shares outstanding	90,027,099			90,027,099

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended September 30, 2004
		Pro Forma Adjustments
	Historical	Elimination of OKON (a)	Other	Pro forma results
Revenues	$8,773,117	$(2,265,567)	$—	$6,507,550

Cost of sales	5,797,136	(1,166,816)	—	4,630,320

Gross profit	2,975,981	(1,098,751)	—	1,877,230

Operating expenses
General and administrative expense	6,978,625	(1,157,703)	—	5,820,922
Depreciation and amortization	541,985	(19,421)	—	522,564
Research and development	772,353	(17,187)	—	755,166

Total operating expenses	8,292,963	(1,194,311)	—	7,098,652

Loss from operations	(5,316,982)	95,560	—	(5,221,422)

Other income (expenses)
Interest expense	(911,647)	272	—	(911,375)
Other income (expenses)	(1,136,333)	14,000	—	(1,122,333)

Total other income (expense)	(2,047,980)	14,272	—	(2,033,708)

Minority interest in subsidiary’s net loss	154,269	—	—	154,269

Loss applicable to common stockholders	$(7,210,693)	$109,832	$—	$(7,100,861)

Basic and diluted loss per common share	$(.08)			$(.08)

Basic and diluted weighted-average number of common shares outstanding	85,932,544			85,932,544

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. Sale of OKON, Inc.

The net sales price is set forth as follows:

Sales Price	$2,000,000
Less estimated transaction costs (1)	(135,000)

Net sales price to Rentech, Inc., after transaction costs	$1,865,000
Consisting of:
Cash (2)	1,700,000
Accrued liabilities (1)	(135,000)
Earn-Out receivable (2)	300,000

Net sales price to Rentech, Inc., after transaction costs	$1,865,000

Other transaction costs, noncash
20,000 warrants issued to employees (3)	$20,763

Book value of Rentech’s ownership in OKON, Inc.	$1,375,740

Rentech’s gain on sale of OKON, Inc.	$489,260

(1)	Includes $35,000 in legal fees and $100,000 as a one-time payment to two executives as an incentive to remain employed with OKON, Inc. through the close of the sale transaction.
(2)	The aggregate sales price is $2.0 million. Of this amount, $1.7 million was received at the closing of the sale and $300,000 is to be paid in monthly payments at the rate of seven percent of gross sales, less returns, of products sold in the future that are based on OKON formulations and technologies.
(3)	Includes the value of 10,000 warrants issued to two executives as an incentive to remain employed with OKON, Inc. through the close of the sale transaction. The warrants were valued using the Black-Scholes Option Pricing Model.

NOTE 2. Pro Forma Adjustments

The following are descriptions of the pro forma adjustments related to the OKON sale, identified as (a) through (b) in the accompanying Pro Forma Condensed Balance Sheet and Pro Forma Condensed Consolidated Statements of Operations:

a.	elimination of OKON’s historical balance sheet and statement of operations

b.	recording sale of OKON, Inc. and related transaction costs